EXHIBIT 32

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

The undersigned, Kwajo M. Sarfoh, is the Chief Executive Officer and Princiapal Financial Officer of Cape Coastal Trading Corporation (the “Company”).

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 (the “Report”).

By execution of this statement, I certify that:

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

b.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

/S/ Kwajo M. Sarfoh —————————————— Kwajo M. Sarfoh, Chief Executive Officer and Principal Financial Officer Date: November 22, 2004